UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2021

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Framark Drive Victor, New York	14564
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in Note 19, Subsequent Events, of the Notes to our Condensed Consolidated Financial Statements contained in our Form 10-K for the year ending December 31, 2020, Sharing Services Global Corporation (the “SHRG”) and Document Security Systems, Inc. (“Company”) who, together with its wholly owned subsidiary, Decentralized Sharing Systems, Inc. (“DSSI”), is currently the major shareholder of the SHRG, executed a Binding Letter of Intent pursuant to which the Company, directly or through its subsidiaries, agreed to loan the SHRG the aggregate principal amount of $30.0 million, subject to the parties entering into a definitive loan agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated in its entirety herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On April 5, 2021, the SHRG and DSSI entered into a Securities Purchase Agreement, pursuant to the Binding Letter of Intent discussed above. Under the terms of the Securities Purchase Agreement, SHRG issued: (a) a Convertible Promissory Note in the principal amount of $30.0 million (the “Note”) in favor of DSSI, and (b) a detachable Warrant to purchase up to 150,000,000 shares of the SHRG’s Class A Common Stock, at $0.22 per share.

The Note bears interest at the annual rate of 8% and matures on April 5, 2024, subject to certain acceleration provisions upon the occurrence of an Event of Default, as defined in the Note. Interest on the Note is prepayable annually in cash or in shares of the Company’s Class A Common Stock, at the option of the Company, except that interest for the first year is prepayable in shares of the SHRG’s Class A Common Stock, at the rate of $0.20 per share. Borrowings under the Note may be prepaid without penalty, in full or in part, at the option of the SHRG, at any time after the first anniversary of the Note. At any time during the term of the Note, all or part of the Note, including principal, less unamortized prepaid interest, if any, plus any accrued interest and other fees can be converted into shares of the SHRG’s Class A Common Stock at the rate of $0.20 per share, at option of the holder.

The detachable Warrant confers the right to purchase up to 150,000,000 shares of the SHRG’s Class A Common Stock, is fully vested and may be exercised at any time on or before April 5, 2026, at the exercise price of $0.22 per share.

In connection with the loan, SHRG agreed to pay to DSSI a loan Origination Fee of $3.0 million, payable in shares of the SHRG’s Class A Common Stock, at the rate of $0.20 per share. Accordingly, upon funding of the loan, the SHRG issued to DSSI 27,000,000 shares of its Class A Common Stock, including 15,000,000 shares in payment of the loan Origination Fee and 12,000,000 shares in prepayment of interest for the first year.

Proceeds from the loan are to be deposited in a special purpose bank account and are intended primarily to fund SHRG’s domestic and international growth initiatives. The SHRG’s Board of Directors retained oversight and delegated control responsibility to a specified SHRG Director, who also holds an executive position with the Company. The SHRG’s Board of Directors has stipulated that authority to disburse funds from the designated bank account is delegated to: (a) the specified Director acting together with (b) the SHRG’s Chief Executive Officer or the SHRG’s Chief Financial Officer, acting together.

Shareholder approval will be required to increase the number of authorized shares of SHRG’s Class A Common Stock for the potential conversion of 100% of the Note. Under the terms of the Securities Purchase Agreement, SHRG has agreed to seek such shareholder approval on or before July 30, 2021.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Securities Purchase Agreement dated April 5, 2021 by and between Sharing Services Global Corporation and Decentralized Sharing Systems, Inc. *
1.2	Convertible Promissory Note of Sharing Services Global Corporation dated April 5, 2021 in favor of Decentralized Sharing Systems, Inc. *
1.3	Warrant to Purchase Shares of Sharing Services Global Corporation’s Class A Common Stock. *

*       Included herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: April 9, 2021	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer

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